Exhibit 99.1

MCG Capital Corporation PRESS RELEASE

1100 Wilson Boulevard

Suite 3000 Contact: Michael McDonnell

Arlington, VA 22209 (703) 562-7110

(703) 247-7500 MMcDonnell@MCGCapital.com

(703) 247-7505 (FAX)

MCGCapital.com

FOR IMMEDIATE RELEASE

MCG Capital Announces Results of Rights Offering

ARLINGTON, VA - April 22, 2008 - MCG Capital Corporation (Nasdaq: MCGC) announced today the results of its transferable Rights Offering, which expired on April 18, 2008 ("the Expiration Date"). The Rights Offering, which was oversubscribed by 68%, will result in the issuance of 9.5 million shares of MCG common stock. Estimated net proceeds after payment of dealer-manager fees and before other offering-related expenses will total approximately $58 million and will be used for origination of loans to and investments in primarily middle market companies, repayment of indebtedness, working capital, and other general corporate purposes. The Subscription Price for the Rights Offering was $6.36, or 88% of the volume-weighted average of the sales prices ("VWAP") of the Company's common stock on the Nasdaq Global Select market on the five trading days ending on the Expiration Date. The VWAP was $7.23.

Steven F. Tunney, the Company's President and Chief Executive Officer, stated, "We would like to thank our shareholders for this demonstration of support for the Company. We believe that this equity raise strengthens the Company's ability to opportunistically take advantage of current market opportunities for investments in the middle market."

On March 28, 2008 the Company issued to its stockholders of record transferable rights to subscribe for up to 9,500,000 shares of the Company's common stock. Stockholders received one right for every seven outstanding shares of common stock owned on the Record Date. The rights, which entitled holders to purchase one new share of common stock for every right held, were listed for trading on the Nasdaq Global Select market under the symbol "MCGCR."

J.P. Morgan Securities Inc. acted as Lead Dealer Manager and SunTrust Robinson Humphrey, Inc. and RBC Capital Markets Corporation acted as Co-Dealer Managers for the Rights Offering.

Persons seeking further information regarding the Rights Offering should contact the Information Agent at: Georgeson Inc., 199 Water Street, 26th Floor, New York, NY 10038, (888) 897-5986.

About MCG Capital Corporation

MCG Capital Corporation is a solutions-focused commercial finance company providing capital and advisory services to middle market companies throughout the United States. Our investment objective is to achieve current income and capital gains. Our capital is generally used by our portfolio companies to finance acquisitions, recapitalizations, buyouts, organic growth and working capital.

Forward-looking Statements:

This press release contains forward-looking statements (i.e., statements that are not historical fact) describing the Company's future plans and objectives. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements including, without limitation, the risks, uncertainties and other factors we identify from time to time in our filings with the Securities and Exchange Commission, including our Form 10-Ks, Form 10-Qs and Form 8-Ks. Although we believe that the assumptions on which these forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate and, as a result, the forward-looking statements based on those assumptions also could be incorrect. In light of these and other uncertainties, the inclusion of a projection or forward-looking statement in this press release should not be regarded as a representation by us that our plans and objectives will be achieved. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this press release. We undertake no obligation to update such statements to reflect subsequent events.